EXHIBIT C

Rollins, Inc.

Lock-Up Agreement

November 10, 2025

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

Re: Rollins, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the Underwriter named in Schedule I to such agreement (the “Underwriter”), with Rollins, Inc., a Delaware corporation (the “Company”) and LOR, Inc., a Georgia corporation and Rollins Holding Company, Inc., a Georgia corporation, providing for a public offering (the “Offering”) of shares of Common Stock, par value $1 (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement and continuing to and including the date 365 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement [other than the Underwriting Agreement]1 that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period that would not be permitted under this lock-up agreement. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

1 In the case of LOR, Inc. and Rollins Holding Company, Inc.

Notwithstanding the foregoing, the undersigned may Transfer the Securities during the Lock-Up Period:

(i)	as a bona fide gift or gifts or charitable contributions; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; [other than any bona fide gift or gifts or charitable contributions of shares of Common Stock in an amount not to exceed in the aggregate $10,000,000 in value made by the undersigned to The Gary W. Rollins Foundation and/or by The Gary W. Rollins Foundation (without double-counting), which donees, for the avoidance of doubt, shall not be subject to the provisions or restrictions of this lock-up agreement][2]; [other than any bona fide gift or gifts or charitable contributions of shares of Common Stock in an amount not to exceed in the aggregate $10,000,000 in value made by The Ma-Ran Foundation, which donee, for the avoidance of doubt, shall not be subject to the provisions or restrictions of this lock-up agreement][3]; provided further that if any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be legally required during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto (x) the circumstances of such transfer or distribution and (y) that[, other than with respect to The Gary W. Rollins Foundation and/or by The Gary W. Rollins Foundation (without double-counting),][4] [, other than with respect to The Ma-Ran Foundation,][5] the donee or donees has or have agreed to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value;

(iii)	to any beneficiary of or estate of a beneficiary of the undersigned or any trust or other estate planning vehicle for the direct or indirect benefit of the undersigned or the immediate family of the undersigned pursuant to a trust, organizational document, will or other testamentary document or applicable laws of descent; provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(iv)	[to any beneficiary of or estate of a beneficiary of the undersigned or any trust or other estate planning vehicle for the direct or indirect benefit of the undersigned or the immediate family of the undersigned pursuant to a trust, organizational document, will or other testamentary document or applicable laws of descent; provided that (A) the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (B) any such transaction shall not involve a disposition for value, and (C) no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; provided that the restrictions set forth in (A) and (B) shall not apply to the transfers of shares of Common Stock occurring after May 10, 2026, in an amount not to exceed in the aggregate $20,000,000 in value, which recipients, for the avoidance of doubt, shall not be subject to the provisions or restrictions of this lock-up agreement;][6]

2 In the case of Gary W. Rollins.

3 In the case of Pamela R. Rollins, Timothy C. Rollins and Amy R. Kreisler

4 In the case of Gary W. Rollins.

5 In the case of Pamela R. Rollins, Timothy C. Rollins and Amy R. Kreisler

6 Alternative language to prong (iii) in the case of 2007 GWR Grandchildren’s Partnership

(v)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(vi)	in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act or any other public filing or disclosure by or on behalf of the undersigned shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such transactions;

(vii)	by transfer of shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the Offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this lock-up agreement;

(viii)	to any person that is a member of the same reporting “group” (within the meaning of Section 13(d)(3) of the Exchange Act, as amended) as the undersigned, provided that (A) any such transfer shall not involve a disposition for value, and (B) the transferee agrees in writing to be bound by the restrictions set forth herein; or

(ix)	with the prior written consent of the Representative.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, including, with respect to the undersigned, such undersigned’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, sibling’s child, sibling’s grandchild or more remote descendant, mother-in-law, father-in-law, son-in-law and daughter-in-law and the estates of such individual, and “change of control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

In addition, notwithstanding the foregoing, if the undersigned is a corporation or other entity, the corporation may transfer the Securities to any wholly-owned subsidiary of such corporation or other entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Securities subject to the provisions of this lock-up agreement and there shall be no further transfer of such Securities except in accordance with this lock-up agreement; and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated above, for the duration of this lock-up agreement will have, good and marketable title to the undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

The restrictions described in this lock-up agreement shall not apply to (i) the sale of the undersigned’s Shares (including the Repurchase Shares) pursuant to the Underwriting Agreement; (ii) any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this lock-up agreement; provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted; and/or (iii) the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this lock-up agreement; provided that no transfers shall occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time.

The undersigned understands that the Company and the Underwriter is relying upon this lock-up agreement in proceeding toward consummation of the offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned further understands, and agrees, that, although the Underwriter may have provided or hereafter provide to the undersigned in connection with the offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriter has not made and is not making a recommendation to the undersigned to enter into this lock-up agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

The undersigned has consulted its, his or her own legal, accounting, financial, regulatory, tax and other advisors with respect to this lock-up agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

In addition, notwithstanding the foregoing, the restrictions in this lock-up agreement do not apply to the withholding by, or transfer, sale or other disposition of Securities to the Company in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the undersigned in connection with the “net” or “cashless” exercise or vesting of, restricted stock, restricted stock units, incentive stock options or other stock-based awards.

This lock-up agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date that the Representative advises the Company, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering (c) the date of termination of the Underwriting Agreement if prior to the closing of the Offering, or (d) December 31, 2025 if the Offering of the Shares has not been completed by such date.

[Signature Page Follows]

Very truly yours,

________________________________________
Exact Name of Shareholder

________________________________________
Authorized Signature

________________________________________
Title

[Signature Page to Lock-up Agreement]